UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2016

The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

New York	001-32964	11-2672906
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10 Glen Head Road
Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01	Other Events

At the annual meeting of stockholders of The First of Long Island Corporation (the “Company”) to be held in 2017, the Board of Directors will propose that stockholders amend the Company’s Certificate of Incorporation to eliminate cumulative voting in the election of directors, and subject to stockholder approval of this amendment, the Board has determined to adopt a majority voting policy with respect to the election of directors. Under the majority voting policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Governance and Nominating Committee of the Board. The Committee shall recommend to the Board the action to be taken with respect to the resignation. Any Director who tenders his or her resignation pursuant to this provision shall not participate in the Committee’s or the Board’s deliberations as to whether to accept the resignation. The Board will publicly disclose its decision within 90 days of the certification of the election results. In contested director elections, a plurality vote standard shall apply.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First of Long Island Corporation (Registrant)

/s/ Mark D. Curtis
Mark D. Curtis
SEVP, CFO & Treasurer

Dated: October 31, 2016